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                                                                     EXHIBIT 12

                           MCII HOLDINGS (USA) INC.

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                          ---------      ----------      --------      --------      --------
                                                              1993            1994          1995          1996          1997
                                                          ---------      ----------      --------      --------      --------
Income from continuing operations before
provision for income taxes                                $  75,524      $   (7,041)     $ 25,460      $ 46,148      $ 59,429
Add:
  Interest expense, including amortization                    5,878           8,824        12,855        12,857        14,881
  Allocated interest                                          9,160          15,587        22,099         3,172         6,978
  Finance interest                                              775             984         2,658         3,605         2,394
                                                          ---------      ----------      --------      --------      --------
  Earnings, as adjusted                                    $ 91,337      $   18,354      $ 63,072      $ 65,782      $ 83,682
                                                          =========      ==========      ========      ========      ========
Fixed charges:
  Interest expense, including amortization                    5,878           8,824        12,855        12,857        14,881
  Allocated interest                                          9,160          15,587        22,099         3,172         6,978
  Finance interest                                              775             984         2,658         3,605         2,394
                                                          ---------      ----------      --------      --------      --------
       Fixed charges                                      $  15,813      $   25,395      $ 37,612      $ 19,634      $ 24,253
                                                          =========      ==========      ========      ========      ========
                                                                                  *
Ratio of earnings to fixed charges                              5.8             0.7           1.7           3.4           3.5
                                                          =========      ==========      ========      ========      ========


  * Earnings were inadequate to cover fixed charges
  Coverage deficiency was $7,041